UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024 (September 10, 2024)

BLACKROCK DIRECT LENDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-56231	85-3439073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Appointment of Charles Park as Interim Chief Compliance Officer of the Company

On September 10, 2024, Ariel Hazzard, the Chief Compliance Officer (“CCO”) of BlackRock Direct Lending Corp. (the “Company”) began parental leave and Charles Park became Interim CCO. The Board of the Company previously had appointed Mr. Park as Interim CCO of the Company to become effective as of the date Ms. Hazzard began parental leave. Ms. Hazzard will resume her role as CCO when she returns from parental leave.

Mr. Park is currently the CCO of BlackRock Capital Investment Advisors, LLC, the Company’s investment advisor, and certain other BlackRock funds and advisors. On September 10, 2024, Mr. Park also became Interim CCO of BlackRock TCP Capital Corp. and BlackRock Private Credit Fund while Ms. Hazzard is on parental leave.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Direct Lending Corp.

Date: September 16, 2024	By:	/s/ Laurence D. Paredes
	Name:	Laurence D. Paredes
	Title:	Secretary